ABCS(2004)1001

Loan Contract

Borrower (Full Name): Kunming Shenghuo Pharmaceutics (Group) Co., Ltd.

Lender (Full Name): Agricultural Bank of China, Kunming Shuanglong Sub-Branch

Pursuant to the relevant PRC laws and regulations, the two parties, following consultations, mutually agree to enter into this Contract (“Contract”) as follows.

Article 1  Loan

1.  Type of loan: Loan toward current capital

2.  Purpose of loan: Purchase raw (auxiliary) material

3.  Currency and amount of loan (in Capital): RMB FIFTY MILLION YUAN

4.  Term of loan

(1)	As shown in the following table:

From				To
Year	Month	Day	Amount	Year	Month	Day	Amount
2010			¥50,000,000.00	2012			¥50,000,000.00

(In case of insufficient space therein, additional paper can be attached thereto as supplement to form an integral part hereof.)

(2)
If any inconsistency exists between the amount and the from-to dates of the loan recorded herein and those recorded in the loan certificate, the latter shall prevail. As an integral part hereof, the loan certificate has equal legal force and effect as this Contract;

(3)	If the loan hereunder is in foreign exchange, the Borrower shall repay the principal and interest of the loan in the original currency as per the schedule.

5.  Loan Interest Rate

The interest rate of loans in RMB is determined as per Method / below:

(1)	Floating Interest Rate

The loan interest rate floats by 10% based on the benchmark interest rate, and it executes the annual interest rate of 5.40%. The benchmark interest rate for loans with a term of five years or less shall be the benchmark RMB interest rate for the same term announced by the People’s Bank of China, while that for loans with a term of more than five years shall be the above benchmark interest rate plus _______/______ (in words) percentage point(s).

Adjustment to the interest rate shall be made once in every TWELVE-month period. In case of adjustment made to benchmark RMB interest rate by the People’s Bank of China, the Borrower shall, starting from the corresponding day of loan in the first month of the next 12-month period after the adjustment, pay interest according to the adjusted benchmark interest rate for the relevant term and the new interest rate determined as per the above calculation method, without further notice. If the adjustment day of benchmark interest rate falls on the same day as the loan issuance day or the corresponding day of loan in the first month of the 12-month period, the new loan interest rate shall apply starting on the adjustment day of benchmark interest rate. If there is no corresponding day of loan, the last day of such month shall be deemed as the corresponding day of loan.

(2)	Fixed Interest Rate

The loan interest rate floats upward/downward by   /  % to stand at _/__% per annum. The benchmark interest rate for loans with a term of five years or less is the benchmark RMB interest rate for the same term announced by the People’s Bank of China, while that for loans with a term of more than five years is the above interest rate plus _/__ (in words) percentage point(s).

The interest rate of loans in foreign currency shall be determined as per Method __/___ below:

(1)
The interest rate of the loan, which consists of __/__-month _/__ (LIBOR/HIBOR) + _/__ % interest margin shall equal to the floating interest rate for loan with a term of __/__ months. LIBOR/HIBOR is the interbank offered rate of London/Hong Kong announced by Reuters for the corresponding term two working days prior to the interest bearing date.

(2) An annual interest rate of __/___ % shall apply till the loan expiration date.

(3) Other methods:               /               .

6. Interest Settlement

The interest on the loan hereunder shall be settled on a quarterly basis, with the date of settlement falling on the 20th day of each quarter-end month. The Borrower shall pay up the interest on every interest settlement day. If the last repayment day of the loan principal is not an interest settlement day, the outstanding interest shall be paid up immediately together with the principal (daily interest rate = monthly interest rate/30).

Article 2  Where the Borrower fails to meet the following conditions, the Lender shall have the right to refuse granting the loan hereunder:

1.	The Borrower opens a / account with the Lender.

2.	The Borrower neither provides required related documents and materials, nor completes relevant procedures.

3.	The Borrower has completed the related approval, registration and other statutory procedures if the loan under this contract is in foreign currency.

4.
If the loan under this contract is pledged, the pledge of this contract and statutory procedures of some relevant registration and /or insurance have been completed according to Lender’s requirements, and the pledge and the insurance both are effective.

Article 3  Lender’s Rights and Obligations

1.
The lender has the rights to know the conditions of the Borrower’s operation condition, financial activity, inventory and the usage of the loan, and require the Borrower to provide documents, materials and information such as financial statements.

2.
When adverse matters set forth in the NO. 7, 8 and 10 under the Article 4 occur, which may have sufficient impact on the security of the loan, the Lender can stop lending and then recover the loan before the maturity date of the loan.

3.
When the Lender recover the loan according to the contract or recover in advance the loan principal, interest, penalty, compound interest and other fees the Borrower should pay, the Lender can pull out money from any of the Borrower’s accounts.

4.	If the funds the Borrower repaid are not sufficient to cover all the amounts payable, the Lender can use the funds to recover the loan principal, interest, penalty, compound interest and fees.

5.	If the Borrower doesn’t repay the loan, the Lender can publicly disclose the Borrower’s nonperformance.

6.	The Lender should issue sufficient loan to the Borrower in time according to this contract.

Article 4  Borrower’s Rights and Obligations

1.	The Borrower has the right to get and use the loan according to this contract.

2.	The Borrower can settle the current account and make deposit which are relating to the loan through the account which is set forth in Article 2.

3.	If the loan under this contract is in foreign currency, the Borrower has completed the related approval, registration and other statutory procedures.

4.
The Borrower should repay the loan principal and interest in time. If the Borrower intends to extent the loan, the Borrower should submit writing application to the Lender 15 days ahead of the expiration date of the loan.

5.	The Borrower should use the loan according to the agreed purpose of the loan under this contract, and shouldn’t embezzle the loan.

6.
The Borrower should provide true, complete and effective financial statements and other related materials and information to the Lender every month, and then assist the Lender to review its operation, financial activity and the use of the loan.

7.
If the Borrower have the activities about contracting, leasing, shareholding reform, jointing operation, merging, separating, jointing venture, assert transferring, applying for stopping operation for correction, applying for dissolving, applying for bankrupting and other activities which will sufficiently cause the changes in the relationship of the rights and obligations under this contract, or effect the reality of the Lender’s rights, the Borrower should inform the Lender by writing notice and get the Lender’s approval. Simultaneously, the Borrower should commit the obligation or repay the loan in advance, otherwise, all activities above can’t be implemented.

8.
Besides the activities set forth above, if there are other conditions, which will have material adverse impact on Borrower’s ability to perform the obligation under this contract, such as stopping operation, closure of business, cancel of registration, revocation of license, or the legal representative or the main leader violates the laws or involves in significant lawsuit or arbitration, or the operation suffers significant difficulties or the financial condition deteriorates, the Borrower should inform the Lender of this by writing notice, and then take the steps which are accepted by Lender to ensure the security of the loan.

9.
If the Borrower wants to provide guarantee for other obligation or pledge to the third party with its main asserts, and these behaviors may affect the Borrower’s ability to repay the loan under this contract, the Borrower should inform the Lender by writing notice in advance and then get the Lender’s approval.

10.	The Borrower shouldn’t withdraw capital, transfer asserts or transfer shares without authorization to avoid its obligation.

11.	If there are changes in the Borrower’s name, legal representative, location and business scope, the Borrower should inform the Lender in time by writing notice.

12.
If the warrantor under this contract has the conditions like stopping operation, closure of business, cancel of registration, revocation of license, bankruptcy and loss, and then lose part of or the whole warranting ability related to this loan, or the worth of the mortgage under this contract decreases or impairs, the Borrower should provide other warranting information which is accepted by the Lender.

13.	The Borrower should burden the fees about legal service, insurance, transportation, assessment, registration, reservation, evaluation and notarizing and so on.

Article 5  Repay the Loan in Advance

If the Borrower intends to repay the loan in advance, it must get the Lender’s approval; if the Lender agrees, the interest of the part the Borrower wants to repay in advance is determined as per Method    /  below.
1.	The interest will be charged per as the agreed term of the loan and agreed executive interest rate.

2.	The interest will be charged using the interest which floats upward by / percentage on the base of the agreed executive rate.

Article 6  Liability for Breach of Contract

1.
If the Lender doesn’t issue loan with full amount to the Borrower according to the contract, which cause the Borrower’s loss, the Lender should pay liquidated damages to the Borrower according to the liquidated amount and days, which will be calculated under the same method to calculate the interest of overdue loan.

2.
If the Borrower doesn’t repay the loan principal, the Lender will charge interest which floats upward by / on the base of the executive interest rate agreed under the contract. During the overdue period, if the loan is in RMB, the rate of interest penalty shall rise correspondingly since the date on which the benchmark interest rate rises in case of adjustment made to benchmark RMB interest rate by the People’s Bank of China.

3.
If the Borrower doesn’t use the loan according to the agreed purpose of the loan, the Lender will charge penalty with the interest rate which floats upward by / percentage on the base of the benchmark interest rate agreed under the contract towards the unfulfilled part from the date when noncompliance behavior happens to the date the loan principal and interest are repay up. During this period, if the loan is in RMB, the rate of interest penalty shall rise correspondingly since the date on which the benchmark interest rate rises in case of adjustment made to benchmark RMB interest rate by the People’s Bank of China.

4.	As to past due interest, the Lender charges compound interest according to the People’s Bank of China’s stipulations.

5.
If the Borrower violate the obligations under this contract, the Lender has the right to require the Borrower to correct the noncompliance behaviors within a limited period, and to cease to lending and recover the issued loan, and also has the right to announce the loan under other loan contract entered into between the Borrower and the Lender matures immediately or take other steps to ensure the security of the asserts.

6.
If any warrantor of the Borrower under this contract violate the agreed obligation in the guarantee contract, the Lender has the right to cease to issue the loan, recover the issued loan, take other steps to ensure the security of asserts.

7.	If the Lender has to take lawsuit or arbitration to realize its claims, the Borrower should burden the legal fees, travelling expense and other fees the Lender spends to realize its claims.

Article 7  Security for Loan

The loan under this contract is secured by mortgage & pledge and the Pledge Agreement will be entered into separately. If it’s secured at the highest amount, the No. of the Pledge Agreement is  /  .

Article 8  Settlement of Dispute

If there is any dispute in the process of implementing this contract, the two parties can negotiate to settle it, and also can settle it as per the method  1  below:
1.	Lawsuit. The People’s Court in the Lender’s residence has the jurisdiction.
2.	Arbitration. Submit the dispute to / （the name of the arbitration organization）and arbitrate it according to its arbitration rules.
During the lawsuit or the arbitration, the terms under this contract which have not been involved in the dispute still need to be executed.

Article 9  Other Items

Article 10  Contract Effectiveness

This Contract shall come into force as of the date of execution and sealing by both parties.

Article 11  Counterparts

This Contract shall be executed in / original copies, each for each party,   /  for each guarantor, and each for      /        , which shall have equal force and effect.

Article 12  Reminder

The Lender has reminded the Borrower of the need to have a complete and accurate understanding of the provisions hereof and, at the request of the Borrower, explained the provisions as necessary. The signing parties have a common understanding of the meanings hereof.

Borrower (Seal & Signature):

“KUNMING SHENGHUO PHARMACEUTICS (GROUP) CO., LTD.” (Seal)
Legal Representative: Lan Guihua (Signature)

Lender (Seal & Signature):

“AGRICULTURAL BANK OF CHINA KUNMING SHUANGLONG SUB-BRANCH” (Seal)

Governor: Zhou Zuowu (Signature)

Date of Execution:
Place of Execution: Agricultural Bank of China, Kunming Shuanglong Sub-Branch